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                                                                     EXHIBIT 8.1






                                 August 6, 1996

Post Apartment Homes, L.P.
Post Properties, Inc.
3350 Cumberland Circle, N.W.
Suite 2200
Atlanta, Georgia 30339

Gentlemen:

         We have acted as counsel to Post Properties, Inc. (the "Company") in connection with that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996, as amended (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the status of the Operating Partnership and each of the apartment community partnerships in which the Operating Partnership has, at any time through the date hereof, held an interest (the "Subsidiary Partnerships") as partnerships for Federal income tax purposes.

         We understand that our opinion will be attached as an Appendix to the Registration Statement and will be referred to under the caption "Federal Income Tax Considerations" in the Prospectus that is part of the Registration Statement, and we hereby consent to such use of our opinion. All capitalized terms used herein without definition shall have the same meaning as in the Registration Statement.

                       FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the analyses of qualifying income prepared by the Company with the assistance of Price Waterhouse LLP, the Company's accountants. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We